Exhibit 99.1

Vivid Seats Raises Guidance while Reporting Record Marketplace Orders

Second Quarter 2022 Marketplace GOV of $815 million and Revenues of $148 million

CHICAGO, IL – August 9, 2022 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats”, “we” or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the second quarter ended June 30, 2022.

“We are pleased to deliver another exceptionally strong quarter and one in which we delivered record-setting Q2 Marketplace GOV which was driven by a record-setting number of Marketplace Orders across all quarters,” said Stan Chia, Vivid Seats CEO. “Our performance is a testament to the power of our business model, the success of our strategy, and the long-term secular growth that we expect from the live event industry. As we continue to focus on the fan experience and innovate and execute against our strategic priorities, we are committed to sustained and profitable growth, disciplined investment and maximizing shareholder value.”

Second Quarter 2022 Key Operational and Financial Metrics:

•
Marketplace GOV of $814.8 million – up 18% from $693.1 million in Q2 2021
•
Revenues of $147.7 million – up 28% from $115.5 million in Q2 2021
•
Net income of $24.1 million – up 810% from $2.6 million in Q2 2021
•
Adjusted EBITDA of $30.3 million – down 16% from $36.2 million in Q2 2021

“Our second quarter results exceeded expectations and we believe reflect the combination of pent-up demand and the strength of our differentiated offering,” said Lawrence Fey, Vivid Seats CFO. “With focused execution, topline growth flowed through to profitability, even as we continued to make longer-term growth investments. On the back of a strong first half of 2022, we are raising our full-year 2022 guidance for each of Marketplace GOV, Revenues and Adjusted EBITDA.”

Key Performance Indicators ('000s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Marketplace GOV(1)	$814,817	$693,090	$1,556,955	$809,563
Total Marketplace orders(2)	2,410	1,713	4,429	2,006
Total Resale orders(3)	67	35	135	48
Adjusted EBITDA(4)	$30,329	$36,195	$51,341	$40,382

(1)
Marketplace Gross Order Value ("Marketplace GOV") represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. Marketplace GOV was negatively impacted by event cancellations in the amount of $14.7 million and $49.5 million during the three and six months ended June 30, 2022, respectively, and $18.5 million and $37.0 million during the three and six months ended June 30, 2021, respectively.
(2)
Total Marketplace orders represent the volume of Marketplace segment orders placed on our platform during a period, net of event cancellations that occurred during that period. During the three and six months ended June 30, 2022, our Marketplace segment experienced 35,916 and 127,316 event cancellations, respectively, compared to 48,319 and 100,094 event cancellations during the three and six months ended June 30, 2021, respectively.
(3)
Total Resale orders represent the volume of Resale segment orders sold by our Resale team in a period, net of event cancellations that occurred during that period. During the three and six months ended June 30, 2022, our Resale segment experienced 711 and 3,270 event cancellations, respectively, compared to 772 and 1,913 event cancellations during the three and six months ended June 30, 2021, respectively.
(4)
Adjusted EBITDA is not a measure defined under GAAP. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Refer to the Adjusted EBITDA section below for a reconciliation to its most directly comparable GAAP measure.

2022 Financial Outlook

Vivid Seats now anticipates Marketplace GOV, Revenues and Adjusted EBITDA for the year ending December 31, 2022 to be:

•
Marketplace GOV in the range of $2.95 billion to $3.15 billion (increased from $2.80-$3.05 billion)
•
Revenues in the range of $540.0 million to $570.0 million (increased from $520.0-$555.0 million)
•
Adjusted EBITDA in the range of $110.0 million to $117.0 million(5) (increased from $110.0-$115.0 million)

Additional detail around the 2022 outlook will be available on the second quarter 2022 earnings call.

(5)
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking GAAP net income (loss), the most directly comparable GAAP measure. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward-looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts.

Webcast Details

The Company will host a webcast at 8:30 a.m. Eastern Time today to discuss the second quarter 2022 financial results, business updates and financial outlook. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding our future results of operations and financial position, including our expectations regarding Marketplace Gross Order Value, revenues and Adjusted EBITDA and the impact of our investments; our expectations with respect to live event industry growth; our competitive positioning; our business strategy; and the plans and objectives of management for future operations. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the continuing impact of the COVID-19 pandemic, the timing and manner of the resumption of large-scale sporting events, concerts and theater shows, our relationships with buyers, sellers and distribution partners, changes in Internet search engine algorithms or changes in marketplace rules, competition in the ticketing industry, the willingness of artists, teams and promoters to continue to support the secondary ticket market, and our ability to maintain and improve our platform and brand or develop successful new solutions and enhancements or improve existing ones, the impact of potential unfavorable legislative developments, the success of our acquisition of Betcha Sports, Inc., our launch of Vivid Picks, the effects of a recession and inflation, our ability to obtain subsequent debt refinancing, the impact of system interruption and the lack of integration and redundancy in our systems and infrastructure, the impact of cyber security risks, data loss or other breaches of our network security, our being a controlled company, and other risks and uncertainties described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Copouls

Kate.Copouls@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data) (Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$287,811	$489,530
Restricted cash	219	280
Accounts receivable – net	44,373	36,124
Inventory – net	21,202	11,773
Prepaid expenses and other current assets	59,306	72,504
Total current assets	412,911	610,211
Property and equipment – net	3,293	1,082
Right-of-use assets – net	8,806	—
Intangible assets – net	80,067	78,511
Goodwill	715,258	718,204
Other non-current assets	2,717	787
Total assets	$1,223,052	$1,408,795
Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$191,454	$191,201
Accrued expenses and other current liabilities	246,157	281,156
Deferred revenue	32,657	25,139
Current maturities of long-term debt – net	2,750	—
Total current liabilities	473,018	497,496
Long-term debt – net	265,902	460,132
Long-term lease liabilities	9,386	—
Other liabilities	17,414	25,834
Total long-term liabilities	292,702	485,966
Commitments and contingencies
Redeemable noncontrolling interests	882,954	1,286,016

Shareholders' deficit
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at June 30, 2022 and December 31, 2021; 79,241,032 and 79,091,871 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	8	8
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 118,200,000 issued and outstanding at June 30, 2022 and December 31, 2021	12	12
Additional paid-in capital	606,238	182,091
Accumulated deficit	(1,031,880)	(1,042,794)
Total Shareholders' deficit	(425,622)	(860,683)
Total liabilities, Redeemable noncontrolling interests, and Shareholders' deficit	$1,223,052	$1,408,795

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$147,694	$115,498	$278,466	$139,612
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	32,422	19,986	64,586	23,911
Marketing and selling	59,412	46,422	113,640	54,377
General and administrative	36,207	29,106	65,482	44,977
Depreciation and amortization	1,726	500	3,111	795
Income from operations	17,927	19,484	31,647	15,552
Other (income) expense:
Interest expense – net	2,699	16,839	6,641	33,158
Loss on extinguishment of debt	—	—	4,285	—
Other income	(8,832)	—	(6,553)	—
Income (loss) before income taxes	24,060	2,645	27,274	(17,606)
Income tax expense	—	—	76
Net income (loss)	24,060	2,645	27,198	(17,606)
Net income (loss) attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	—	2,645	—	(17,606)
Net income attributable to redeemable noncontrolling interests	14,405	—	16,284	—
Net income attributable to Class A Common Stockholders	$9,655	$—	$10,914	$—

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$27,198	$(17,606)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,111	795
Amortization of deferred financing costs and interest rate cap	575	2,680
Equity-based compensation expense	8,909	2,274
Loss on extinguishment of debt	4,285	—
Change in fair value of warrants	(6,553)	—
Interest expense paid-in-kind	—	16,164
Amortization of leases	1,177	—
Change in assets and liabilities:
Accounts receivable	(8,171)	(16,943)
Inventory	(9,429)	(14,250)
Prepaid expenses and other current assets	13,412	(38,154)
Accounts payable	(638)	174,978
Accrued expenses and other current liabilities	(38,014)	62,070
Deferred revenue	7,518	10,661
Other assets and liabilities	(1,974)	327
Net cash provided by operating activities	1,406	182,996
Cash flows from investing activities
Purchases of property and equipment	(1,392)	(250)
Purchases of personal seat licenses	(137)	(76)
Investments in developed technology	(5,394)	(3,886)
Cash adjustment in acquisition	(8)	—
Net cash used in investing activities	(6,931)	(4,212)
Cash flows from financing activities
Payments of June 2017 First Lien Loan	(465,712)	(3,206)
Proceeds from February 2022 First Lien Loan	275,000	—
Payments of deferred financing costs and other debt-related costs	(4,856)	—
Payments of February 2022 First Lien Loan	(687)	—
Net cash used in financing activities	(196,255)	(3,206)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(201,780)	175,578
Cash, cash equivalents, and restricted cash – beginning of period	489,810	285,337
Cash, cash equivalents, and restricted cash – end of period	$288,030	$460,915

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is not a measure defined under U.S. Generally Accepted Accounting Principles (“GAAP”), because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results, because it excludes the impact of items that are outside the control of management or not reflective of ongoing performance related directly to the operation of our business segments.

Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further limitations of Adjusted EBITDA are that it does not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring, such as interest expense, equity-based compensation, litigation, settlements and related costs and change in value of warrants. In addition, other companies may calculate Adjusted EBITDA differently than us, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from Adjusted EBITDA.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income (loss)	$24,060	$2,645	$27,198	$(17,606)
Income tax expense	—	—	76	—
Interest expense - net	2,699	16,839	6,641	33,158
Depreciation and amortization	1,726	500	3,111	795
Sales tax liability(1)	2,010	10,726	2,932	12,987
Transaction costs(2)	2,345	3,863	3,747	7,409
Equity-based compensation(3)	5,312	1,184	8,909	2,274
Loss on extinguishment of debt(4)	—	—	4,285	—
Litigation, settlements and related costs(5)	1,009	438	995	1,079
Severance related to COVID-19(6)	—	—	—	286
Change in fair value of warrants(7)	(8,832)	—	(6,553)	—
Adjusted EBITDA	$30,329	$36,195	$51,341	$40,382
(1)
We have historically incurred sales tax expense in jurisdictions where we expected to remit sales tax payments but were not yet collecting from customers. During the second half of 2021, we began collecting sales tax from customers in all required states. The sales tax liability presented herein represents the exposure for sales tax prior to the date we began collecting sales tax from customers reduced by abatements received, inclusive of any penalties and interest assessed by the jurisdictions. Discussions with jurisdictions regarding our liability for uncollected sales taxes continued during the period ended June 30, 2022.
(2)
Transaction costs consist of legal; accounting; tax and other professional fees; personnel-related costs, which consist of retention bonuses; and integration costs. Transaction costs recognized in 2022 were related to the merger transaction with Horizon Acquisition Corporation (the "Merger Transaction"), the acquisition of Betcha Sports, Inc. ("Betcha"), refinancing of the remaining June 2017 First Lien Loan with a new February 2022 First Lien Loan and our offering to the holders of our outstanding public warrants to receive shares of Class A Common Stock in exchange for each outstanding public warrant tendered by the holder. Transaction costs recognized in 2021 were related to the Merger Transaction, to the extent they were not eligible for capitalization.
(3)
We incur equity-based compensation expenses for profits interests issued prior to the Merger Transaction and equity granted according to the 2021 Incentive Award Plan ("2021 Plan"), which we do not consider to be indicative of our core operating performance. The 2021 Plan was approved and adopted in order to facilitate the grant of equity incentive awards to our employees and directors. The 2021 Plan became effective on October 18, 2021.
(4)
Losses incurred resulted from the extinguishment of the June 2017 First Lien Loan in February 2022.
(5)
These amounts relate to external legal costs, settlement costs and insurance recoveries, which were unrelated to our core business operations.

(6)
These charges relate to severance costs resulting from significant reductions in employee headcount due to the effects of the COVID-19 pandemic.
(7)
This relates to the revaluation of Hoya Intermediate Warrants following the Merger Transaction.